UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Great Basin Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GREAT BASIN SCIENTIFIC, INC.
420 E South Temple, Suite 520
Salt Lake City, UT 84111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
March 3, 2017

TO THE STOCKHOLDERS OF GREAT BASIN SCIENTIFIC, INC.:

The Special Meeting of Stockholders (the “Special Meeting”) of Great Basin Scientific, Inc. (the “Company,” “we,” “us” or “our”) will be held on March 3, 2017, at the offices of Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064. The Special Meeting will convene at 1:00 P.M., Pacific Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of our issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), at a ratio between 1-for-1,700 and 1-for-2,000, to be effective upon a date on or prior to May 31, 2017 (the “Reverse Stock Split”), such ratio and date to be determined by the Company’s board of directors (the “Board”);
2.	to approve an amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Common Stock from 1,500,000,000 shares to 3,000,000,000 shares, to be effective on a date on or prior to May 31, 2017 (the “Authorized Share Increase”), such date to be determined by the Board;
3.	to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split or the Authorized Share Increase (the “Adjournment Proposal”); and
4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The affirmative vote of a majority of the Company’s issued and outstanding voting shares is required to approve the Reverse Stock Split and the Authorized Share Increase. The Company has two classes of voting stock, Common Stock and Series F Convertible Preferred Stock (the “Series F Preferred Stock”). Holders of our Common Stock and Series F Preferred Stock will vote together as a single class on all matters described in this Proxy Statement. In addition, the holders of our Common Stock will vote as a separate class on the Authorized Share Increase proposal. The affirmative vote of a majority of the Company’s issued and outstanding Common Stock is required for the Common Stock to approve the Authorized Share Increase as a separate class. The affirmative vote of a majority of the shares of voting stock present in person or by proxy at the Special Meeting will be required to approve the Adjournment Proposal.

The Board unanimously recommends that the stockholders vote FOR the Reverse Stock Split, the Authorized Share Increase, and the Adjournment Proposal.

Only holders of record of the Company’s issued and outstanding Common Stock and Series F Preferred Stock as of the close of business on January 31, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on the Reverse Stock Split, the Authorized Share Increase, and the Adjournment Proposal. The Series F Preferred Stock votes on an as-converted-to-Common Stock basis up to a per holder limit of 9.99% of the outstanding Common Stock (including any votes with respect to any shares of Common Stock or Series F Preferred Stock held by the holder or such holder’s attribution parties). A list of stockholders as of the Record Date will be available at the Special Meeting for inspection by any stockholder. Stockholders will need to register at the Special Meeting to attend the Special Meeting. If your shares of Common Stock or Series F Preferred Stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Special Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Special Meeting. Please bring that documentation to the Special Meeting.

THE ATTENDANCE AND/OR VOTE OF EACH STOCKHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE VOTE VIA THE INTERNET, BY TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING. If you decide to attend the Special Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

GREAT BASIN SCIENTIFIC, INC. BY ORDER OF THE BOARD OF DIRECTORS
420 E South Temple, Suite 520 Salt Lake City, UT 84111	Ryan Ashton President and Chief Executive Officer February , 2017

GREAT BASIN SCIENTIFIC, INC.
420 E South Temple, Suite 520
Salt Lake City, UT 84111

PROXY STATEMENT

GREAT BASIN SCIENTIFIC, INC.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 3, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Great Basin Scientific, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at the Special Meeting of the Stockholders (the “Special Meeting”) to be held on March 3, 2017 at the offices of Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064, at 1:00 P.M. Pacific Time. Directions to the Special Meeting can be obtained at http://client.irwebkit.com/gbscience.

THIS PROXY STATEMENT, THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT FEBRUARY   , 2017.

At the Special Meeting, the holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), will be asked to vote on the following proposals:

1.	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 1-for-1,700 and 1-for-2,000, to be effective upon a date on or prior to May 31, 2017, such ratio and date to be determined by the Board (the “Reverse Stock Split”);
2.	to approve an amendment to the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 1,500,000,000 shares to 3,000,000,000 shares, to be effective on a date on or prior to May 31, 2017 (the “Authorized Share Increase”), such date to be determined by the Board;
3.	to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split or the Authorized Share Increase (the “Adjournment Proposal”); and
4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

A proxy for use at the Special Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the Internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering an instrument revoking it or a duly executed proxy bearing a later date pursuant to the instructions under the heading “What if I change my mind after I return my proxy?” below, or by attending the Special Meeting and voting in person. Subject to revocation, the proxy holders will vote all voting shares represented by a properly executed proxy received in time for the Special Meeting in accordance with the instructions on the proxy.

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor for an estimated cost of approximately $15,000.00. For further information see “Who will pay for the costs of soliciting proxies?” below. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock or Series F Preferred Stock entitled to vote at the Special Meeting for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock or Series F Preferred Stock.

RECORD DATE AND QUORUM REQUIREMENTS

January 31, 2017 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Our Common Stock and Series F Preferred Stock are the only classes of securities entitled to vote at the Special Meeting. As of the Record Date, 680,338,559 shares of our Common Stock were issued and outstanding and 5,860 shares of our Series F Preferred Stock were issued and outstanding. Holders of our Common Stock will be entitled to one vote for each share held as of the Record Date on each matter submitted to a vote of the stockholders at the Special Meeting. Holders of our Series F Preferred Stock will be entitled to vote on an as-converted-to-Common Stock basis up to a per holder limit of 9.99% of the outstanding Common Stock (including any votes with respect to any shares of Common Stock or Series F Preferred Stock held by the holder or such holder’s attribution parties) on each matter submitted to a vote of the stockholders at the Special Meeting.

The holders of a majority of the voting stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes, if any, will be deemed as present for purposes of determining a quorum. For the vote of the Common Stock for the Authorized Share Increase voting as a separate class, the holders of a majority of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for such vote.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Special Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 2, 2017.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 2, 2017.

VOTING IN PERSON

If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your bank, your broker or another nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your bank, your broker or your other nominee authorizing you to vote those shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2017

The Notice of Special Meeting of Stockholders, Proxy Statement for the Special Meeting, and Proxy Card are available at http://materials.proxyvote.com/39013L. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the “SEC”).

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information contained in this Proxy Statement, unless otherwise indicated, is given as of Janaury 31, 2017. No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of the Company other than those contained in this Proxy Statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation. Neither the delivery of this Proxy Statement nor any distribution of securities referred to herein should, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement.

Information contained in this Proxy Statement should not be construed as legal, tax or financial advice and stockholders are urged to consult their own professional advisors in connection with the matters considered in this Proxy Statement.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than April 21, 2017, which is 120 calendar days prior to the anniversary date of the mailing of our proxy statement for our 2016 Annual Meeting. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, in order for a stockholder proposal to be properly brought before an annual meeting, the stockholder must, in addition to any other applicable requirements, give written notice in proper form of such stockholder’s intent to bring a matter before the annual meeting, which notice must be received by the secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting. To be timely for the 2017 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by us between May 21, 2017 and June 20, 2017. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder proposals must be in writing and should be addressed to c/o Great Basin Scientific, Inc., Attention: Corporate Secretary, 420 E South Temple, Suite 520, Salt Lake City, Utah 84111. Except with respect to nominations for the election of directors, to be in proper form, each such notice must set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the class or series and number of shares of capital stock of the Company entitled to vote at such meeting which are owned beneficially or of record by such stockholder; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the stockholder and the business proposed by such stockholder as would be required to be included in the proxy statement pursuant to the rules and regulations of the SEC; and (f) a representation as to the stockholder’s material interest in the business being proposed. In addition, the stockholder making such proposal must promptly provide any other information reasonably requested by the Company.

It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of January 31, 2017, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 680,338,559 shares of Common Stock outstanding as of January 31, 2017.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Great Basin Scientific, Inc., 2441 South 3850 West, Salt Lake City, UT 84120.

Name of Beneficial Owner	Number of Common Share Equivalents Beneficially Owned	Percent
Named Executive Officers and Directors:
Ryan Ashton(1)	3	*
David Spafford(2)	71,146	*
Robert Jenison(3)	1	*
Jeffrey Rona(4)	3	*
Sam Chawla(5)	4	*
Ron Labrum(6)	4	*
Kirk Calhoun(7)	1	*
All Executive Officers and Directors as a Group (7 Persons)	71,162	*

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	Represents 1 share of Common Stock and options and warrants to purchase 2 shares of Common Stock that are currently exercisable or exercisable within 60 days after January 31, 2017.
(2)	Represents (i) warrants to purchase 1 share of Common Stock, warrants for 1 share of Common Stock owned by Mr. Spafford and options to purchase 1 share of common stock that are currently exercisable or exercisable within 60 days after January 31, 2017; (ii) shares owned by Spring Forth Investments LLC, an entity controlled by Mr. Spafford, which owns 21,360 shares of Series E Convertible Preferred Stock, convertible into 1 share of common stock, 86 Class A warrants to purchase 1 share of Common Stock and 86 Class B warrants to purchase 1 share of Common Stock and 35,565 Series D warrants convertible into 35,565 shares of common stock; (iii) 1 share of Common Stock owned by DSM Ventures, an entity controlled by Mr. Spafford; (iv) 1 share of Common Stock, Class A warrants to purchase 1 share of Common Stock and Class B warrants to purchase 1 share of Common Stock and warrants to purchase 1 share of Common Stock owned by DRS, LLC, an entity controlled by Mr. Spafford; (v) shares owned by Craig F. McCullough, Trustee, SBS Charitable Remainder Trust U/A/D November 27, 1995, a trust affiliated with Mr. Spafford, which owns 1 share of Common Stock, warrants to purchase 1 share of Common Stock; (vi) shares owned by Craig F. McCullough, Trustee, DRS Charitable Remainder Trust U/A/D May 5, 1993, a trust affiliated with Mr. Spafford, which owns 1 share of Common Stock, warrants to purchase 1 share of Common Stock; (vii) shares owned by Bourne Spafford Charitable Trust U/A/D May 15, 1995, a trust affiliated with Mr. Spafford, which owns 1 share of Common Stock and the Utah Autism Foundation a non-for-profit for which Mr. Spafford is a Trustee, owns 35,564 Series D warrants convertible into 35,564 shares of Common Stock.
(3)	Represents options to purchase 1 share of Common Stock that are currently exercisable or exercisable within 60 days after January 31, 2017.

(4)	Represents warrants to purchase 1 share of Common Stock, Class A Warrants to purchase 1 share of Common Stock, Class B Warrants to purchase 1 share of Common Stock and options to purchase 1 share of Common Stock exercisable within 60 days after January 31, 2017.
(5)	Represents options to purchase 1 share of Common Stock that are currently exercisable or exercisable within 60 days after January 31, 2017, and 1 share of Common Stock, Class A warrants to purchase 1 share of Common Stock and Class B warrants to purchase 1 share of Common Stock held by Mr. Chawla’s wife Stephanie Chawla.
(6)	Represents options to purchase 1 share of Common Stock that are currently exercisable or exercisable within 60 days after January 31, 2017, 1 share of Common Stock, Class A Warrants to purchase 1 share of Common Stock and Class B Warrants to purchase 1 share of Common Stock.
(7)	Represents option to purchase 1 share of Common Stock that are exercisable or exercisable within 60 days after January 31, 2017.

Five Percent Stockholders:

	Title of Class	Address of Beneficial Owner	Amount and nature of beneficial ownership (Common Stock)	Percent of Class (Common Stock)	Amount and nature of beneficial ownership (Series F Preferred Stock)	Percent of Class (Series F Preferred Stock)
Hudson Bay Master Fund Ltd.	Common Stock and Series F Preferred Stock	777 Third Avenue, 30th Floor New York, NY 10017 Attention: George Antonopoulos	75,509,190(1)	9.99%	2,574(1)	43.9%
CVI Investments, Inc.	Common Stock and Series F Preferred Stock	101 California Street, Suite 3250 San Francisco, CA 94111 Attention: Martin Kobinger	75,509,190(2)	9.99%	273(2)	4.7%
Empery Asset Management L.P.	Common Stock and Series F Preferred Stock	1 Rockefeller Plaza, Suite 1205 New York, NY 10020 Attention: Ryan M. Lane	75,509,190(3)	9.99%	1,202(3)	20.5%
Sabby Healthcare Master Fund, Ltd.(6)	Common Stock and Series F Preferred Stock	10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458 Attention: Rob Grundstein	75,509,190(4)	9.99%	1,407(4)	24.0%

(1)	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Amount of Common Stock beneficially owned includes 67,050,000 shares of Common Stock and 8,459,190 shares of Common Stock issuable upon conversion of the Series F Preferred Stock or the 2016 Note within 60 days of January 31, 2017, both of which are subject to beneficial ownership limitations on conversion of 9.99% of the total issued and outstanding Common Stock immediately following conversion. Amount of Series F Preferred Stock includes 2,574 shares of Series F Preferred Stock which votes on an as-converted basis into shares of Common Stock, subject to limitation per holder of 9.99% of the total issued and outstanding Common Share, including any Common Stock beneficially owned.
(2)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member. Amount beneficially owned includes 66,137,567 shares of Common Stock and 9,371,623 shares of Common Stock issuable upon conversion of the Series F Preferred Stock or the 2016 Note within 60 days of January 31, 2017, both of which are subject to beneficial ownership limitations on conversion of 9.99% of the total issued and outstanding Common Stock immediately following conversion. Amount of Series F Preferred Stock includes 273 shares of Series F Preferred Stock which votes on an as-converted basis into shares of Common Stock, subject to limitation per holder of 9.99% of the total issued and outstanding Common Stock, including any Common Stock beneficially owned
(3)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by these funds and may be deemed the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by these funds. These funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Amount beneficially owned includes 57,850,000 shares of Common Stock and 17,659,190 shares of Common Stock issuable upon conversion of the Series F Preferred Stock or the 2016 Note within 60 days of January 31, 2017, both of which are subject to beneficial ownership limitations on conversion of 9.99% of the total issued and outstanding Common Stock immediately following conversion. Amount of Series F Preferred Stock includes 1,202 shares of Series F Preferred Stock which votes on an as-converted basis into shares of Common Stock, subject to limitation per holder of 9.99% of the total issued and outstanding Common Stock, including any Common Stock beneficially owned.
(4)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities, except to the extent of its pecuniary interest therein. Amount beneficially owned includes 41,250,000 shares of Common Stock and 34,259,190 shares of Common Stock issuable upon conversion of the Series F Preferred Stock or the 2016 Note within 60 days of January 31, 2017, both of which are subject to beneficial ownership limitations on conversion of 9.99% of the total issued and outstanding Common Stock immediately following conversion. Amount of Series F Preferred Stock includes 1,407 shares of Series F Preferred Stock which votes on an as-converted basis into shares of Common Stock, subject to limitation per holder of 9.99% of the total issued and outstanding Common Stock, including any Common Stock beneficially owned.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this Proxy Statement. These forward-looking statements include but are not limited to statements and information concerning statements regarding:

•	our consummation of the Reverse Stock Split and Authorized Share Increase, as well as the timing of such transactions;
•	the intended benefits of the Reverse Stock Split, including that the Reverse Stock Split is in the best interests of the Company’s stockholders, is expected to result in an increase to the per share trading price of our Common Stock, and is expected to make such Common Stock more attractive to a broader range of institutional and other investors;
•	the potential dilution of current stockholders of the Company if the Reverse Stock Split or the Authorized Share Increase is approved and the Company issues shares of Common Stock upon conversion of its outstanding convertible notes and the Series F Preferred Stock;
•	the market’s near and long term reaction to the Reverse Stock Split and Authorized Share Increase; and
•	statements regarding our intention to engage in future equity transactions, each as further provided and described below.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “budget,” “scheduled,” “forecasts,” “estimates,” “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, will occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements.

These forward-looking statements are based on the beliefs of the management of the Company as well as on assumptions that such management believes to be reasonable, based on information currently available at the time such statements were made. However, there can be no assurance that forward-looking statements will prove to be accurate. Such assumptions and factors include, among other things, the anticipated benefits and risks of the Reverse Stock Split, as further provided and described below.

By their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	difficulties, delays, unanticipated costs or our inability to consummate the Reverse Stock Split and Authorized Share Increase on the expected terms and conditions or timeline;
•	difficulties, delays or the inability to increase the per share trading price of our Common Stock as a result of the Reverse Stock Split, including future decreases in the price of our Common Stock due to, among other things, the issuance of shares of Common Stock upon the conversion of our outstanding Series F Preferred Stock and convertible notes causing dilution of the Common Stock, the announcement of the Reverse Stock Split and Authorized Share Increase or our inability to make our Common Stock more attractive to a broader range of institutional or other investors, as a result of, among other things, investors viewing the Reverse Stock Split and Authorized Share Increase negatively or due to future financial results, market conditions, the market perception of our business, our inability to realize anticipated cost reductions or other factors adversely affecting the market price of our Common Stock, notwithstanding the Reverse Stock Split and Authorized Share Increase or otherwise;
•	unanticipated negative reactions to the Reverse Stock Split and Authorized Share Increase or unanticipated circumstances or results that could negatively affect interest in our Common Stock by the investment community; or
•	general business, economic, competitive, political, regulatory and social uncertainties; risks related to competition; risks related to factors beyond the control of the Company; the global economic climate; the execution of strategic growth plans; insurance risks; and litigation.

This list is not exhaustive of the factors that may affect any of the forward-looking statements of the Company. Forward-looking statements are statements about the future and are inherently uncertain. Actual results could differ materially from those projected in the forward-looking statements as a result of the matters set out in this Proxy Statement generally and certain economic and business factors, some of which may be beyond the control of the Company. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the proposals contained in this Proxy Statement. The Company does not intend, and does not assume, any obligation to update any forward-looking statements, other than as required by applicable law. For all of these reasons, Company stockholders should not place undue reliance on forward-looking statements.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a Company stockholder of record at the close of business on the Record Date and are entitled to vote at the Special Meeting. This Proxy Statement describes issues on which the Company would like you, as a Company stockholder, to vote. This Proxy Statement provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares of Common Stock or Series F Preferred Stock.

When you sign the proxy card you appoint Ryan Ashton, President and Chief Executive Officer of the Company, and Jeffrey Rona, Chief Financial Officer of the Company, as your proxies at the Special Meeting. As your proxies, they will vote your shares of Common Stock and Series F Preferred Stock at the Special Meeting (or any adjournments or postponements) as you have instructed on your proxy card. With proxy voting, your shares of Common Stock and Series F Preferred Stock will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to vote by telephone or complete your proxy card over the Internet or sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your proxies will vote your shares of Common Stock and Series F Preferred Stock under your proxy, at their discretion, subject to any limitations imposed by law.

When is the Record Date?

The Board has fixed January 31, 2017 as the Record Date for the Special Meeting. Only holders of shares of Common Stock or Series F Preferred Stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares of Common Stock are outstanding?

As of January 31, 2017, the Company had 680,338,559 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share of Common Stock on all matters at the Special Meeting.

How many shares of Series F Preferred Stock are outstanding and how many votes does the Series F Preferred Stock have on an as converted basis?

As of January 31, 2017, the Company had 5,860 shares of Series F Preferred Stock issued and outstanding.

The holders of Series F Preferred Stock have the right to vote with holders of shares of our Common Stock, voting together as one class on all matters, with each share of Series F Preferred Stock entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of our Common Stock into which it is then convertible (without regard to any limitations on conversion set forth in the Certificate of Designations for the Series F Preferred Stock (the “Certificate of Designations”) including without limitation, the maximum percentage and/or the failure to have a sufficient number of shares of common stock reserved or available for issuance pursuant to the Certificate of Designations) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated; provided, that no holder (together with such holder’s attribution parties) shall be permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 9.99% of the shares our Common Stock then outstanding (including any votes with respect to any shares of our Common Stock and preferred stock beneficially owned by the holder or such holder’s attribution parties).

The following table sets forth the holders of the Company’s Series F Preferred Stock, the number of shares of Series F Preferred Stock held by such holder, the number of votes the Series F Preferred Stock held by such holder have on an as-converted basis, at the January 31, 2017 conversion price per share of $0.0018, subject to the limitations described above, and the total number of voting shares (Common Stock and Series F Preferred Stock) held by such holder of Series F Preferred Stock.

Name of Holder	Shares of Series F Preferred Stock	Votes of Series F Preferred Stock As-Converted	Total Voting Shares (Common Stock and Series F Preferred Stock)
Hudson Bay Master Fund Ltd.	2,574	915,822	67,965,822
CVI Investments, Inc.	273	1,828,255	67,965,822
Empery Asset Master Ltd.	361	4,397,611	29,546,010
Empery Tax Efficient, LP	250	2,042,881	13,725,636
Empery Tax Efficient II, LP	591	3,675,330	24,693,676
Sabby Healthcare Master Fund, Ltd.	1,407	26,715,822	67,965,822
Alto Opportunity Master Fund, SPC	404	67,965,822	67,965,822
Total	5,860	107,541,543	339,828,610

As a result of the voting rights of the Series F Preferred Stock, there is an aggregate total of 787,880,102 voting shares issued and outstanding and entitled to vote at the Special Meeting.

What am I being asked to vote on at the Special Meeting?

You are being asked to vote on the following:

1.	To approve the Reverse Stock Split;
2.	To approve the Authorized Share Increase; and
3.	To approve the Adjournment Proposal.

The Board recommends a vote FOR the Reverse Stock Split, FOR the Authorized Share Increase, and FOR the Adjournment Proposal.

How do I vote?

You have several voting options. You may vote by:

•	Completing your proxy card over the Internet at the following website: www.proxyvote.com;
•	Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•	Signing and faxing your proxy card to the number provided on the proxy card;
•	Vote by phone by calling 1-800-690-6903; or
•	Attending the Special Meeting and voting in person.

If your shares of Common Stock or Series F Preferred Stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of such shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares of Common Stock or Series F Preferred Stock in person at the Special Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Special Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares of Common Stock or Series F Preferred Stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Special Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

•	Signing another proxy with a later date and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on March 2, 2017;
•	Delivering a written notice of the revocation of your proxy to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on March 2, 2017; or
•	Voting in person at the Special Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares of Common Stock or Series F Preferred Stock if they wish to change their vote.

How many votes do we need to hold the Special Meeting?

To conduct the Special Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the Record Date must be present at the Special Meeting, in person or by proxy. The Company’s Common Stock and Series F Preferred Stock are the only type of securities entitled to vote at the Special Meeting. Based on 680,338,559 shares of Common Stock outstanding as of the Record Date and 107,541,543 voting shares of as-converted Series F Preferred Stock giving a total number of 787,880,102 voting shares outstanding as of the Record Date of January 31, 2017, 393,940,052 voting shares in aggregate must be present at the Special Meeting, in person or by proxy, for there to be a quorum. Further, in relation to the vote of the Common Stock on the Authorized Share Increase voting as a separate class, the holders of a majority of the Common Stock outstanding on the record date, present in person or by proxy, will constitute a quorum for such a vote. Based on 680,338,559 shares of Common Stock outstanding on the Record Date, 340,169,281 shares of Common Stock must be present, in person or by proxy, for there to be a quorum for the separate vote. Your shares of Common Stock or Series F Preferred Stock will be counted as present at the Special Meeting if you:

•	Submit a properly executed proxy card (even if you do not provide voting instructions); or
•	Attend the Special Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Since the Reverse Stock Split and the Authorized Share Increase must be approved by a majority of our issued and outstanding voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) and, in the case of the Authorized Share Increase, of a majority of the issued and outstanding Common Stock and since the Adjournment Proposal must be approved by the majority of the voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) present at the meeting, a properly executed proxy card marked ABSTAIN with respect to such proposal at the Special Meeting will have the same effect as voting AGAINST such proposals.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of Common Stock or Series F Preferred Stock in street name for their customers, are generally required to vote such shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote such shares on routine matters but not on non-routine matters. Our management believes that the Reverse Stock Split, the Authorized Share Increase, and the Adjournment Proposal are routine matters based on prior communications with the staff of the New York Stock Exchange, MarketWatch and Proxy Compliance/Market Regulation division. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock and Series F Preferred Stock at the Special Meeting in relation to these matters. We encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock and Series F Preferred Stock are voted at the Special Meeting based on your direction.

Because management has concluded that the proposals to be acted upon at the Special Meeting are all routine matters, any broker non-votes should not affect their outcome.

How many votes are needed to approve the Reverse Stock Split?

The Reverse Stock Split will be approved if a majority of the issued and outstanding voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the Authorized Share Increase?

The Authorized Share Increase will be approved if a majority of the issued and outstanding voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) vote FOR the proposal. Additionally, the Common Stock will also vote as a separate class. The affirmative vote of a majority of the Company’s issued and outstanding Common Stock is required to approve the Authorized Share Increase as a separate class. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) present in person or by proxy at the Special Meeting votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

Will my shares of Common Stock and Series F Preferred Stock be voted if I do not sign and return my proxy card?

If your shares of Common Stock or Series F Preferred Stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares of Common Stock and Series F Preferred Stock will not be voted at the Special Meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of Common Stock and Series F Preferred Stock.

If your shares of Common Stock or Series F Preferred Stock are registered in your name, and you do not vote by telephone or complete your proxy card over the Internet or sign and return your proxy card, your shares of Common Stock and Series F Preferred Stock will not be voted at the Special Meeting unless you attend the Special Meeting and vote your shares of Common Stock and Series F Preferred Stock in person.

Where can I find the voting results of the Special Meeting?

The Company will publish the final results in a Current Report on Form 8-K filed with the SEC within four (4) business days of the Special Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Special Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor at an estimated expense of $15,000, including an $8,000 engagement fee and estimated additional costs for telephone solicitations, mailings and other out of pocket expenses of the proxy solicitor. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock or Series F Preferred Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock and Series F Preferred Stock.

PROPOSAL I — REVERSE STOCK SPLIT

Introduction

In order to maintain flexibility to settle our obligations under our convertible notes issued on July 1, 2016 (the “2016 Notes”) and our Series F Preferred Stock through the issuance of shares and to permit the Company to have available additional shares of Common Stock to pursue further financing for the Company as needed, our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A of the Certificate of Incorporation (such amendment as shown in Appendix B) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 1-for-1,700 and 1-for-2,000 and effective upon a date on or prior to May 31, 2017, such ratio and effective date to be determined by the Board (the “Reverse Stock Split”).

Why did the Board approve the Reverse Stock Split?

Authorized Shares

We believe that the Reverse Stock Split, if approved, will provide us with the flexibility to settle our obligations under the 2016 Notes and our Series F Preferred Stock through the issuance of shares of our Common Stock instead of cash. As of January 31, 2017, we had 1,500,000,000 shares of Common Stock authorized for issuance under our Certificate of Incorporation (see Proposal II) of which 680,338,559 shares of Common Stock were issued and outstanding. At the current conversion price of $0.002 per share, we may be required to issue up to 2.9 billion shares of Common Stock upon conversion of our Series F Preferred Stock. Further, assuming a conversion price of $0.002 per share, we may be required to issue up to 36 billion shares of Common Stock upon conversion of the 2016 Notes.

If the Reverse Stock Split is approved it will increase the number of shares of Common Stock available for issuance to settle the outstanding securities of the Company, including principally the 2016 Notes and the Series F Preferred Stock. Absent the availability of shares of Common Stock, the Company may be forced to settle the amortization of the 2016 Notes by payment of cash, if available. Further, the Company may be forced to redeem the Series F Preferred Stock for cash. If the Company does not have sufficient cash to settle the 2016 Notes and the Series F Preferred Stock, the Company may be unable to continue operations if it cannot otherwise negotiate settlement of such obligations.

For this reason, the Board determined that the Reverse Stock Split would give the Company greater flexibility in settling these securities by increasing the number of shares of Common Stock available for issuance and increasing the price per share used to settle the conversion of these securities.

Attraction of Institutional Investors

The Board also recommended the Reverse Stock Split, in part, because the Board and management of the Company believe that the Company can improve the marketability and liquidity of its Common Stock, especially with institutional investors, if the share price of the Common Stock is increased to a range closer to $4.00 per share.

Board Determination

The Board has considered the potential harm to the Company and our stockholders of the following:

•	In the event the Reverse Stock Split is not approved and the Authorized Share Increase is not approved, there will not be sufficient shares of Common Stock to settle conversions of the 2016 Notes and Series F Preferred Stock. If we are unable to issue shares of Common Stock upon conversion of the 2016 Notes or the Series F Preferred Stock, the Company will be required to settle such obligations in cash amounts as calculated pursuant to the terms of those securities. The Board considered the considerable dilution settling these securities in shares of Common Stock would have on current stockholders, but given the Company’s current cash position, the Board has determined that settling the obligations of the 2016 Notes or the Series F Preferred Stock in cash would materially, negatively impact the Company’s business plans and not be in the best interests of the Company’s stockholders despite the dilutive effect of settling such securities in shares of Common

Stock. To the extent our cash and cash equivalents are insufficient to enable us to make cash payments with respect to 2016 Notes or settle the Series F Preferred Stock in the event of a redemption event, if we are unable to negotiate a settlement or restructuring with the holders of such notes or preferred shares, we may be required to seek protection under the federal bankruptcy laws.
•	Furthermore, in approving the proposal authorizing the Reverse Stock Split, the Board considered that our Common Stock, at its current price, may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Institutional investors may be prohibited from purchasing lower priced stocks based on their internal policies or governing documents. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

What prior stock splits has the Company conducted and what effect did they have?

In the past 12 months, the Company has conducted three (3) stock splits to address the Company’s need to issue shares of Common Stock to satisfy raise capital to fund ongoing operations. These stock splits were as follows:

Date	Reverse Split Ratio
3/30/2016	35 to 1
9/16/2016	80 to 1
12/22/2016	300 to 1
Cumulative Ratio	840,000 to 1

The multiple stock splits permitted the Company to issue a large number of shares of Common Stock pursuant to issued and outstanding convertible securities as well as conduct several public offerings to raise additional capital for operations. The conversion of these derivative securities resulted in the substantial dilution of stockholders over the course of the last 12 months. The following table sets forth the number of post-split shares that were issued upon conversion of these derivative securities, the post-split average conversion price, the number of pre-split shares (being the number of share equivalents prior to the three reverse stock splits, calculated by multiplying post-split shares by the cumulative ratio of 840,000 to 1) and the pre-split equivalent conversion prices.

Security	Post-Split Shares Issued	Post-Split Average Conversion Price	Pre-Split Equivalent Shares Issued	Pre-Split Equivalent Conversion Price
Series C Warrants	90	$112,392,000	75,751,200	$856,320
2015 Senior Convertible Notes	316,590	$42.00	265,935,194,000	$0.00
Series F Preferred Stock	429,333	$6.00	360,639,720,000	$0.00
2016 Senior Convertible Notes	679,573,869	$0.00	570,842,049,960,000	$0.00
Total	680,319,882	—	571,468,700,625,200	—

The large number of pre-split equivalent shares of Common Stock issued is due primarily to three factors: (1) the conversion price of the 2015 Senior Convertible Notes being tied to a discount to the market price on the date of the installment payments, (2) the continued decline in the price of the Company’s shares of common stock following each of the reverse splits (3) the conversion of a large number of Series F Preferred Stock at the current post conversion price of $0.002 per $1,000 principal amount of each share of Series F Preferred Stock and (4) the conversion price of the 2016 Notes being tied to a discount to the market price on the date of conversion. Following each reverse split, the issuance of Common Stock pursuant to these derivative securities and other market factors resulted in a rapid decline in the market price of our Common Stock. This decline in market price resulted in a greater number of shares of Common Stock being issued to settle conversion of these derivative securities which was amplified over time by the cumulative effective of the reverse split ratios.

The current reverse stock split is likely to have a similar effect on the dilution of stockholders, especially if the authorized share increase in Proposal II is approved by stockholders. In the case where we conduct a 1-for-2,000 reverse split and obtain the authorized share increase, we will have approximately 3.0 billion shares of common stock to issue under our authorized capital. It is anticipated that the Company will issue a majority of those shares of common stock primarily as follows (i) to settle conversion of the Company’s outstanding Series F Preferred Stock, (ii) to settle conversion of the Company’s outstanding $72.3 million of 2016 Notes and (iii) to raise additional capital through one or more offerings of equity or equity-linked securities.

Both the Series F Preferred Stock (beginning July 2017) and the 2016 Notes have conversion prices that are tied to a discount to the Company’s recent average trading price. As a result, if the stockholders approve this reverse stock split and the stock price again declines, the number of post-split shares that must be issued to settle these securities will increase and the pre-split equivalent number of shares will increase rapidly due to the large proposed ratios of 1-for-1,700 and 1-for-2,000. The dilution to current stockholders will be substantial; similar to the effect of past stock splits. See “What dilutive effect will the Reverse Stock Split have?” below for a further discussion of the dilutive potential of the Company’s current derivative securities.

Our Board believes that the Reverse Stock Split could also facilitate our efforts to raise capital to fund our operations. As previously disclosed in our periodic reports filed with the SEC, we will need to raise additional capital and may elect to do so through the issuance of equity or convertible debt securities. The Reverse Stock Split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity or convertible debt financing transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Reverse Stock Split.

What amendments are being made to the Certificate of Incorporation?

The following paragraph will be added to Article IV.A of the Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Does the Board recommend approval of the Reverse Stock Split?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Reverse Stock Split is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Reverse Stock Split.

What vote is required to approve the Reverse Stock Split?

The affirmative vote of the holders of a majority of the outstanding voting shares (shares of our Common Stock and Series F Preferred Stock voting together as a single class) is required to amend the Certificate of Incorporation to effect the Reverse Stock Split. Failures to vote and abstentions will be the equivalent of a vote against this proposal.

What dilutive effect will the Reverse Stock Split have?

Following the effective time of the Reverse Stock Split, there will be an increase in the number of authorized but unissued shares of our Common Stock. Additional shares of Common Stock, if issued, will have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. The relative voting and other rights of holders of the Common Stock and Series F Preferred Stock will not be altered by the authorization of additional shares of Common Stock. Each share of Common Stock will continue to entitle its owner to one vote. Each share of Series F Preferred Stock will be entitled to vote on an as-converted basis subject to a per holder limit of 9.99% of the outstanding Common Stock (including any votes with respect to any shares of Common Stock or Series F Preferred Stock held by the holder or such holder’s attribution parties) as described above. When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. However, the issuance of such additional shares of Common Stock may be disadvantageous to current stockholders as (i) additional issuances would likely reduce per share dividends, if any, (ii) if such additional shares are issued at prices below what current stockholders’ paid for their shares, additional issuances may dilute the value of current stockholders’ shares and/or (iii) by reducing the percentage of equity of the Company owned by present stockholders, additional issuances would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock and (iv) issuance of a material number of shares of Common Stock could create downward pressure on the per share price of the Common Stock, thereby diminishing the value of the shareholder’s shares of Common Stock.

If the Reverse Stock Split is approved, our stockholders will experience significant dilution as a result of shares of Common Stock issued pursuant to our outstanding 2016 Notes, Series F Preferred Stock, Series D Warrants and Series H warrants.

The price at which the Company will convert the 2016 Notes installment amounts is equal to the lowest of (x) $0.50 per share, subject to adjustment as provided therein, (y) 85% of the lower of (I) the lowest volume weighted average price of the Common Stock and (II) the lowest closing bid price of the Common Stock, in each case, during the five (5) consecutive trading day period ending on, and including, the trading day on which the holder delivers a conversion notice to the Company (such trading prices to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during such five (5) consecutive trading day period), and (z) 85% of the volume weighted average price of the Common Stock during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces the official opening of trading), and ending at 1:00:00 p.m., New York time, on the delivery date of the applicable conversion notice; provided however, during the period through and including January 24, 2017 to February 15, 2017, the conversion price shall not be lowered to an amount lower than 90% of the volume weighted average price of the Common Stock on the delivery date of the applicable conversion notice.

For conversions at the election of the holder or at a mutually agreed alternative conversion price that are not subject to a floor price, and at the current conversion rate of $0.002 for such conversions, the $72.3 million in principal amount of 2016 Notes would be convertible into 36.2 billion shares of our Common Stock. If the stock price declines following the Reverse Stock Split, the number of pre-split equivalent shares of Common Stock issued could be significantly higher than 36.2 billion shares.

Further, we issued Series D warrants exercisable as of January 31, 2017, to acquire 2,361,468 shares of Common Stock at an exercise price of $0.0018 per share, subject to adjustment for subsequent issuances.

Further, we issued Series H warrants exercisable as of January 31, 2017, to acquire 2,346 shares of Common stock at an exercise price of $0.0018 per share, subject to adjustment for certain subsequent issuances.

The Series F Preferred Stock is initially convertible at the election of the holder into shares of Common Stock at a conversion price equal to $0.002, subject to adjustments. From and after July 3, 2017, the Series F Preferred Stock shall be convertible at a conversion price equal to 85% of the arithmetic average, in each case of the lower of (i) the three lowest daily weighted average prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the date of determination and (iii) the weighted average price of the our common stock on the trading day immediately preceding the date of determination. As of January 31, 2017, 2,576 preferred shares were converted into 429,333 shares of our Common Stock at a conversion price of $6.00 per share. On November 3, 2018, so long as no triggering event (as defined in the Certificate of Designations) then exists, any remaining shares of

Series F Preferred Stock then outstanding shall be converted into shares of our Common Stock at a conversion price of $0.002 per share. In each case, shares of our Common Stock will be held in abeyance to the extent necessary to satisfy limitations on beneficial ownership. As of January 31, 2017, based on 5,860 shares of Series F Preferred Stock issued and outstanding, at a conversion price of $0.002 per share, we could potentially issue up to 2.9 billion shares of our Common Stock upon conversion of shares of Series F Preferred Stock. If the stock price declines following the Reverse Stock Split, the number of pre-split equivalent shares of Common Stock issued could be significantly higher than 2.9 billion.

Due to the variable nature of the adjustments of the 2016 Notes and Series F Preferred Stock conversion prices and the formula which sets certain conversion prices of these securities based on a discount to the then current market price, the Company could issue substantially more shares of Common Stock upon conversion of these securities than anticipated above. This is especially the case if the Company conducts the Reverse Stock Split which increases the per share price in the market but such price subsequently drops below the immediate post-split price. Although we have the option to settle the principal payments on the 2016 Notes in cash and certain conversion and exercise restrictions are placed upon the holders of the 2016 Notes, Series F Preferred Stock, Series D Warrants and Series H Warrants, the issuance of material amounts of common stock by us would cause our stockholders to experience significant dilution in their investment in the Company.

What interests do Series F Preferred Stock holders have in the Reverse Stock Split?

The holders of the Company’s Series F Preferred Stock have interests in the matters before the stockholders at the Special Meeting that are different than those of holders of the Common Stock. As mentioned above, the Reverse Stock Split would result in an increased number of shares of Common Stock being available for issuance upon conversion of the Series F Preferred Stock.

Further, the holders of the Series F Preferred Stock also hold a majority of the Company’s outstanding 2016 Notes, Series D Warrants and Series H Warrants. Effecting the Reverse Stock Split will also increase the number of shares of Common Stock available for the Company to issue upon conversions in relation to the amortization of the 2016 Notes and exercises of the Series D Warrants and Series H Warrants.

Additionally, the increase in the per share price of the Common Stock will provide for greater price room in the Common Stock for the Series F Preferred Stock holders to realize a continued discount to the market price pursuant to the conversion terms of the Series F Preferred Stock and the 2016 Notes, which could result in continued downward pressure on the market price of the Company’s shares of Common Stock as these securities are converted.

The Series F Preferred Stock holders may act contrary to, and have interests that diverge from or conflict with, the interests of the holders of the Company’s Common Stock who do not hold 2016 Notes or the Series D Warrants or Series H Warrants. Such divergent or conflicting interests may result in such stockholders voting in favor of, and the Company taking action on, matters that are adverse to the interests of other stockholders.

The following table sets forth the interests of the Series F Preferred Stock holders in the other securities of the Company:

Name of Holder	Shares of Series F Preferred Stock	Principal Amount of 2016 Notes (millions)	Shares of Common Stock underlying Series D and Series H Warrants
Hudson Bay Master Fund Ltd.	2,574	$56.1	1,182,539
CVI Investments, Inc.	273	$4.3	354,361
Empery Asset Master Ltd.	361	$1.8	104,910
Empery Tax Efficient, LP	250	$0.8	62,135
Empery Tax Efficient II, LP	591	$1.5	187,316
Sabby Healthcare Master Fund, Ltd.	1,407	$6.2	354,427
Alto Opportunity Master Fund, SPC	404	—	118,074

Material Effects of the Proposed Reverse Stock Split

Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 1,700 and equal to or less than 2,000, of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment. In connection with the Reverse Stock Split, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Even if stockholder approval of the Reverse Stock Split is obtained, the Board may abandon the Reverse Stock Split in its sole discretion if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Reverse Stock Split will not change the number of authorized shares of our Common Stock (see Proposal II regarding the Authorized Share Increase).

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect the proportionate voting power of any holder of Common Stock or Series F Preferred Stock (subject to the treatment of fractional shares).

Based on 680,338,559 shares of Common Stock outstanding as of January 31, 2017, the principal effects of the Reverse Stock Split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 680,338,559 shares as of January 31, 2017 to a range of 400,199 (if a 1-for-1,700 ratio is chosen) to 340,169 shares (if a 1-for-2,000 ratio is chosen), depending on the exact exchange ratio chosen by the Board and without giving effect to any rounding up of fractional shares.

The table below sets forth, as of January 31, 2017 and for illustrative purposes only, certain effects of the potential ratios of between 1-for-1,700 and 1-for-2,000, inclusive, including our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-1,700	1-for-1,850	1-for-2,000
Common Stock outstanding	680,338,559	1.7%	400,199	367,751	340,169
Common Stock underlying options	72	0.0%	72	72	72
Common Stock underlying warrants	2,435,303	0.0%	1,433	1,316	1,218
Common Stock issuable upon conversion of 2016 Notes(1)	36,131,957,500	90.9%	21,254,093	19,530,788	18,065,979
Common Stock underlying preferred stock(2)	2,930,000,000	7.4%	1,723,529	1,583,784	1,465,000
Total Common Stock and equivalents(3)	39,744,731,434	100%	23,379,326	21,483,711	19,872,438
Common Stock available (potential shortfall) for future issuances	(38,244,731,434)		1,476,620,674	1,478,516,289	1,480,127,562

(1)	The numbers in the chart reflect the number of shares of Common Stock issuable upon conversion of the total aggregate principal amount of such notes of $72.3 million based on a conversion price of $0.002, however the Company may be required to issue more shares if the notes are converted at lower prices due to a decreasing stock price.

(2)	Assumes that 5,860 shares of Series F Preferred Stock are converted into shares of Common Stock at $0.002 per share pre-split.
(3)	The Current capitalization is 1.5 billion, this line shows shares of Common stock plus the equivalent shares that the other securities are convertible into and does not include the change in the authorized amount of Common Stock as described in Proposal II.

As illustrated by the table above, the Reverse Stock Split would significantly increase the number of authorized and unissued shares of Common Stock available to settle the exercise or conversion of our outstanding derivative securities and avoid the penalties associated with being unable to settle such conversions and exercises. In addition, the Reverse Stock Split would significantly increase the ability of our Board to issue authorized and unissued shares in future equity financings. See “What prior stock splits has the Company conducted and what effect did they have?” and “What dilutive effect will the Reverse Stock Split have?” above for a more detailed discussion of the likely substantial dilution to current stockholders should the Reverse Stock Split be approved.

In determining which ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our Common Stock;
•	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;
•	which ratio would result in the least administrative cost to us;
•	the number of shares of Common Stock needed to satisfy the settlement of the Company’s outstanding 2016 Notes and Series F Preferred Stock; and
•	prevailing general market and economic conditions.

The principal effects of the Reverse Stock Split will be as follows:

•	each 1,700 to 2,000 shares of Common Stock, inclusive, as determined in the sole discretion of our Board, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;
•	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;
•	proportionate adjustments will be made to the per share exercise prices and/or the number of shares of Common Stock issuable upon exercise or conversion of outstanding preferred shares, options, warrants, and any other convertible or exchangeable securities, including the Company’s 2016 Notes and Series F Preferred Stock, entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;
•	the Company will have available shares to conduct future equity financings;
•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and
•	the number of shares of Common Stock available for future issuance will increase accordingly, as illustrated in the table above.

Possible Anti-Takeover Implications of the Reverse Stock Split

The issuance in the future of additional shares of our Common Stock made available by the Reverse Stock Split may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock due to the Reverse Stock Split may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. Further, the ability to issue our shares of Common Stock at a lower price may afford the Company added flexibility to deter a potential takeover of the Company by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires at a very low par value. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock compared to the then-existing market price. The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split

If stockholder approval is obtained to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and will implement the Reverse Stock Split on or before May 31, 2017. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Board will also consider whether the Authorized Share Increase (see Proposal II below) is approved and implemented in determining whether to effect the Reverse Stock Split. The Board may determine to implement the Authorized Share Increase only, the Reverse Stock Split only, neither or both.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern Time on the date specified in the amendment to the Certificate of Incorporation effecting the Reverse Stock Split as filed with the office of the Secretary of State of Delaware or such other time on that date as the Board may determine (the “Effective Time”). Except as explained above with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the ratio of between 1 for 1,700 and 1 for 2,000.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Procedures for effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company’s stockholders approve the Reverse Stock Split and the Board determines that it is in the Company’s best interest to effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, is filed with the Secretary of State of Delaware or such time and date as stated therein when filed.

As soon as practicable after the effective date of the Reverse Stock Split, the Company will notify its stockholders that the Reverse Stock Split has been implemented. American Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of our Common Stock will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares of our Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the holders of the Company’s Common Stock. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of our Common Stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of our Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of our Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Our Common Stock

Registered holders of shares of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation in connection with the Reverse Stock Split.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 1,505,000,000 authorized shares, of which 1,500,000,000 shares, par value $0.0001 per share, are designated as Common Stock and 5,000,000 shares, par value $0.001 per share, are designated as preferred stock, of which

8,436 shares are designated as Series F Preferred Stock and 74,380 shares are designated as Series E Preferred Stock. The proposed Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law (the “DGCL”). We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant. See however Proposal II — Authorized Share Increase.

Accounting Matters

The Reverse Stock Split will change the number of shares of Common Stock issued and outstanding. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the shares of our Common Stock on our balance sheet will be reduced proportionately based on the ratio chosen by the Board for the Reverse Stock Split to reflect the new number of shares outstanding, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

Effect on Our Preferred Shares, Senior Secured Convertible Notes, Options and Warrants

If the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise or conversion of our outstanding preferred shares, stock options (including shares reserved for issuance under the Company’s stock plans) and warrants will be proportionately adjusted by the applicable administrator, using the same ratio as the Reverse Stock Split, rounded up to the nearest whole share. In connection with the Reverse Stock Split, the Board or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of Common Stock available for awards under the Company’s stock plans. In addition, the conversion price for each outstanding share of preferred stock and senior secured convertible notes and the exercise price for each outstanding stock option and warrant would be increased in inverse proportion to the split ratio such that upon an conversion or exercise, the aggregate conversion price for conversion of preferred stock or senior secured convertible notes and the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant would remain approximately and proportionally the same as the aggregate exercise price prior to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Interests of Certain Stockholders

The Series F Preferred Stock holders also hold shares of our Common Stock. See “What interests do Series F Preferred Stock holders have in the Reverse Stock Split?” above.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with non-U.S., state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock or Series F Preferred Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock generally will be the same as the holding period for the pre-split Common Stock exchanged therefor. We do not anticipate that the Reverse Stock Split will have any material tax consequences attributable to the Series F Preferred Stock.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding the characterization of the Reverse Stock Split for United States federal income tax purposes.

Certain Risks Associated with the Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of our shares of Common Stock and, as a result, may enable the Company to have sufficient shares to settle conversions of the 2016 Notes and Series F Preferred Stock. There are a number of risks associated with the Reverse Stock Split, including as follow:

•	The Board cannot predict the effect of the Reverse Stock Split upon the market price for our shares of Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. The Company has experienced a significant decline in its market price in each of its last three reverse stock splits and may likely experience a similar decline in market price in relation to this Reverse Stock Split as well.

•	The Reverse Stock Split will dramatically reduce the number of issued and outstanding shares of Common Stock relative to the number of authorized shares of Common Stock, currently 1,500,000,000 but potentially 3,000,000,000 if the Authorized Share Increase is approved and implemented by the Board. A large amount of available shares of Common Stock could have adverse consequences, including but not limited to if the price of our Common Stock continues to decrease, the number of shares of Common Stock required to settle the 2016 Notes and Series F Preferred Stock will continue to increase, and we may be required to issue a large number of shares of Common Stock to settle such conversions, which could massively dilute current stockholders, or if we run out of available authorized shares of Common Stock, we could be forced to make large cash settlement payments, for which we might not have sufficient available capital. See “What prior stock splits has the Company conducted and what effect did they have?” and “What dilutive effect will the Reverse Stock Split have?” above.
•	The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. If the market price of our shares of Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
•	The market price of our shares of Common Stock may also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.
•	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.
•	The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
•	In the future, the market price of the shares of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price of the shares of our Common Stock prior to the Reverse Stock Split.
•	If the Reverse Stock Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
•	If the Reverse Stock Split is approved we will have additional shares of Common Stock to settle our obligations under the 2016 Notes, Series F Preferred Stock, Series D Warrants, Series H Warrants and the Series G Warrants which will result in significant dilution to our stockholders. Additionally, such additional shares will be available for issuance pursuant to future potential equity or convertible debt financings of the Company, which financings could result in significant dilution to our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL II — AUTHORIZED SHARE INCREASE

Introduction

Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A of the Certificate of Incorporation (such amendment as shown in Appendix B) to increase the number of authorized shares of Common Stock by 1,500,000,000 shares from 1,500,000,000, par value $0.0001, to 3,000,000,000 par value $0.0001.

Why did the Board approve the Authorized Share Increase?

Similar to the Reverse Stock Split, we believe that the Authorized Share Increase, if approved, will provide us with the flexibility to settle our obligations under the 2016 Notes and our Series F Preferred Stock through the issuance of shares of our Common Stock. As of January 31, 2017, we had 1,500,000,000 shares of Common Stock authorized for issuance under our Certificate of Incorporation of which 680,338,559 shares of Common Stock were issued and outstanding. At the current conversion price of $0.002 per share, we may be required to issue up to 2.9 billion shares of Common Stock upon conversion of our Series F Preferred Stock. Further, for our 2016 Notes, assuming a conversion price of $0.002 per share, we may be required to issue up to 36 billion shares of Common Stock upon conversion of the 2016 Notes.

If the Authorized Share Increase is approved it will increase the number of shares of Common Stock available for issuance to settle the outstanding securities of the Company, including principally the 2016 Notes and the Series F Preferred Stock. Absent the availability of shares of Common Stock, the Company may be forced to settle the conversion of the convertible notes by payment of cash, if available. Further, the Company may be forced to redeem the Series F Preferred Stock for cash. If the Company does not have sufficient cash to settle the 2016 Notes and the Series F Preferred Stock, the Company may be unable to continue operations if it cannot otherwise negotiate the settlement of such obligations.

For this reason, the Board determined that the Authorized Share Increase would give the Company greater flexibility in settling these securities by increasing the number of shares of Common Stock available for issuance and increasing the price per share used to settle the conversion of these securities.

What is the purpose of the Authorized Share Increase?

The Board recommends the Authorized Share Increase for the following reasons:

•	To provide flexibility for the Company to settle its obligations under the 2016 Notes and Series F Preferred Stock through the issuance of shares of Common Stock;
•	To permit the Company to make future issuances or exchanges of Common Stock for capital raising purposes or to restructure outstanding securities of the Company; and
•	To permit the Company to make future issuances of options, warrants and other convertible securities.

Why has the Board sought approval of both the Reverse Stock Split and the Authorized Share Increase?

The Board believes it is in the best interests of the stockholders to approve both the Reverse Stock Split and the Authorized Share Increase to provide the Company with the necessary flexibility to settle the 2016 Notes and the Series F Preferred Stock. Approval of the Authorized Share Increase only would result in a low per share price on the conversion of these securities thereby necessitating the issuance of a greater number of shares of Common Stock. Approval of the Reverse Stock Split only would result in the Company remaining subject to the 1,500,000,000 shares of Common Stock limit in authorized capital. Given the number of shares of Common Stock that will be required to be issued upon conversion of the 2016 Notes and Series F Preferred Stock, the Company will not likely have sufficient authorized capital. Therefore, the Board has determined that it is in the best interests of the Company and its stockholders to approve both the Reverse Stock Split and the Authorized Share Increase.

What could happen if the stockholders do not approve the Authorized Share Increase?

•	In the event the Authorized Share Increase is not approved and the Reverse Stock Split is not approved, there will not be sufficient shares of Common Stock to settle conversions of the 2016 Notes and Series F Preferred Stock. If we are unable to issue shares of Common Stock upon conversion of the 2016 Notes or the Series F Preferred Stock, the Company will be required to settle such obligations in cash amounts as calculated pursuant to the terms of those securities. The Board considered the considerable dilution settling these securities in shares of Common Stock would have on current stockholders, but given the Company’s current cash position, the Board has determined that settling the obligations of the 2016 Notes or the Series F Preferred Stock in cash would materially, negatively impact the Company’s business plans and not be in the best interests of the Company’s stockholders despite the dilutive effect of settling such securities in shares of Common Stock. To the extent our cash and cash equivalents are insufficient to enable us to make cash payments with respect to 2016 Notes or settle the Series F Preferred Stock in the event of a redemption event, if we are unable to negotiate a settlement or restructuring with the holders of such notes or preferred stock, we may be required to seek protection under the federal bankruptcy laws.
•	If we do not increase our authorized shares of Common Stock, we may be unable to conduct further offerings of our equity securities to raise additional capital to implement our business plan or to further our corporate objectives.

What dilutive effect will the Authorized Share Increase have?

If the stockholders approve the Authorized Share Increase, the Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system on which shares of Common Stock of the Company are then quoted, listed or traded. The relative voting and other rights of holders of the Common Stock or Series F Preferred Stock will not be altered by the authorization of additional shares of Common Stock. Each share of Common Stock will continue to entitle its owner to one vote. Each share of Series F Preferred Stock will be entitled to vote on an as-converted basis subject to a per holder limit of 9.99% of the outstanding Common Stock (including any votes with respect to any shares of Common Stock or Series F Preferred Stock held by the holder or such holder’s attribution parties) as described above. When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Issuance of significant numbers of additional shares of the Company’s Common Stock in the future (i) will dilute current stockholders’ percentage ownership, (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, will dilute the value of current stockholders’ shares and (iii) by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock and (iv) issuance of a material number of shares of Common Stock could create downward pressure on the per share price of the Common Stock, thereby further diminishing the value of stockholders’ shares of Common Stock.

If the Authorized Share Increase is approved, our stockholders will experience significant dilution as a result of shares of Common Stock issued pursuant to our outstanding 2016 Notes, Series F Preferred Stock, Series D Warrants and Series H Warrants. Further, as previously disclosed in our periodic reports filed with the SEC, we anticipate that we will need to raise additional capital and may elect to do so through the issuance of equity or convertible debt securities. The Authorized Share Increase will increase the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity or convertible debt financing transactions.

The dilutive effect of the Authorized Share Increase will be similar to the Reverse Stock Split in relation to the Company having a greater number of authorized shares of Common Stock to settle these securities. The increase in authorized capital will likely have a similar, substantial dilutive effect as the Company’s past reverse stock splits, which resulted in the issuance of a large number of pre-split equivalent shares of Common Stock. See “What prior stock splits has the Company conducted and what effect did they have?”

and “What dilutive effect will the Reverse Stock Split have?” in Proposal I above for a more detailed discussion of the dilution that will occur upon issuance of shares of Common Stock to settle these securities and conduct future offerings of dilutive securities. Approval of the Authorized Share Increase will result in substantial dilution of current holders of our Common Stock.

If the stockholders approve the Authorized Share Increase, does the Company have plans for future issuances of shares of Common Stock?

In addition to the issuance of shares of Common Stock upon settlement of current securities of the Company as discussed above, given the Company’s current available capital, its cash and cash equivalents, its history of operating at a loss and its need for additional capital to implement its plan of operations, the Company currently anticipates that it will be required to commence an offering of its equity or convertible debt securities in the near future. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Authorized Share Increase.

Our current strategy involves significant efforts to expand our customer base and increase our number of available tests and assays. To potentially become profitable, we will need to significantly increase our revenues. We do not expect that sales will increase sufficiently to cover our total costs of operations in 2017. We believe additional funding will be required in the near term. It is likely that such funding would require authorized shares beyond what is currently authorized without affecting either the Authorized Share Increase or the Reverse Stock Split. This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

Approval of the Authorized Share Increase will provide us with the necessary flexibility to raise capital and restructure our capital using equity, if and when the opportunities arise.

If the Authorized Share Increase is approved and we engage in one or more transactions involving the issuance of our equity securities, current stockholders of the Company may be substantially diluted as a result of such future issuances. The amount of potential dilution will be even greater if the Reverse Stock Split is approved and implemented by the Board. See “Proposal I — Reverse Stock Split” above.

What amendments are being made to the Certificate of Incorporation?

The first paragraph of Article IV.A of the Certificate of Incorporation which currently reads as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is one billion, five hundred five million (1,505,000,000) shares, consisting of One billion, five hundred million (1,500,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”)”

shall be amended to read as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Three Billion and Five Million (3,005,000,000) shares, consisting of Three Billion (3,000,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”)”

Does the Board recommend approval of the Authorized Share Increase?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Authorized Share Increase is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Authorized Share Increase.

What vote is required to approve the Authorized Share Increase?

The affirmative vote of the holders of a majority of the outstanding voting shares (shares of our Common Stock and Series F Preferred Stock voting together as a single class) is required to amend our Certificate of Incorporation to effect the Authorized Share Increase. Additionally, the affirmative vote of the holders of a majority of the outstanding Common Stock voting as a separate class is required to amend our Certificate of Incorporation to effect the Authorized Share Increase. Failures to vote, abstentions and broker “non-votes”, if any, will be the equivalent of a vote AGAINST this proposal.

IF OUR STOCKHOLDERS DO NOT APPROVE THE AUTHORIZED SHARE INCREASE, THE BOARD BELIEVES THAT THE LONG-TERM FINANCIAL VIABILITY OF THE COMPANY COULD BE THREATENED DUE TO (I) OUR INABILITY TO SETTLE OUR OBLIGATIONS UNDER THE 2016 NOTES AND SERIES F PREFERRED STOCK AND (II) THE COMPANY’S INABILITY TO CONSUMMATE FUTURE EQUITY OFFERINGS TO MEET ITS ONGOING EXPENSES. SOME OF THESE CONSEQUENCES MAY BE MITIGATED IF THE AUTHORIZED SHARE INCREASE IS APPROVED AND IMPLEMENTED.

What interests do Series F Preferred Stock holders have in the Authorized Share Increase?

The holders of the Company’s Series F Preferred Stock have interests in the mattes before the stockholders at the Special Meeting that are different than those of holders of the Common Stock. As mentioned above, the Authorized Share Increase would result in an increased number of shares of Common Stock being available for issuance upon conversion of the Series F Preferred Stock.

Further, the holders of the Series F Preferred Stock also hold a majority of the Company’s outstanding 2016 Notes, Series D Warrants and Series H Warrants. Effecting the Authorized Share Increase will also increase the number of shares of Common Stock available for the Company to issue upon conversions in relation to the amortization of the 2016 Notes and exercises of the Series D Warrants and Series H Warrants.

Additionally, the increase in the per share price of the Common Stock will provide for greater price room in the Common Stock for the Series F Preferred Stock holders to realize a continued discount to the market price pursuant to the conversion terms of the Series F Preferred Stock and the 2016 Notes, which could result in continued downward pressure on the market price of the Company’s shares of Common Stock as these securities are converted.

The Series F Preferred Stock holders may act contrary to, and have interests that diverge from or conflict with, the interests of Company Common Stockholders who do not hold 2016 Notes or the Series D Warrants or Series H Warrants. Such divergent or conflicting interests may result in such stockholders voting in favor of, and the Company taking action on, matters that are adverse to the interests of other stockholders.

See “What interests do Series F Preferred Stockholders have in the Reverse Stock Split?” for a table of the securities held by the Series F Preferred Stockholders.

Possible Anti-Takeover Implications of the Authorized Share Increase

The Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As indicated above, the purpose of the Authorized Share Increase is to ensure that we have sufficient authorized shares of Common Stock to, among other things, consummate future equity financings. However, the Company’s authorized but unissued shares of Common Stock could be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely.

Our Board did not propose the Authorized Share Increase in response to any effort known to our Board to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

The issuance in the future of additional authorized shares of Common Stock may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Authorized Share Increase is not being recommended by our Board as part of an anti-takeover strategy.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our current capital stock consists of a total of 1,505,000,000 authorized shares, of which 1,500,000,000 shares, par value $0.0001 per share, are designated as Common Stock and 5,000,000 shares, par value $0.001 per share, are designated as preferred stock of which 8,436 shares are designated as Series F Preferred Stock and 74,380 shares are designated as Series E Preferred Stock. The proposed Authorized Share Increase would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the DGCL. We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Interests of Certain Stockholders

The Series F Preferred Stockholders also hold shares of our common stock. See “What interests do Series F Preferred Stock holders have in the Authorized Share Increase?” above.

Reservation of Right to Delay the Filing of, or Abandon the Authorized Share Increase

We reserve the right to delay the filing of, or abandon, the Authorized Share Increase without further action by our stockholders at any time before May 31, 2017, even if the Authorized Share Increase has been approved by our stockholders at the Special Meeting. By voting in favor of the Authorized Share Increase, you are expressly also authorizing our Board to delay (until May 31, 2017) or abandon the Authorized Share Increase if it determines, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

The Board will consider whether the Reverse Stock Split (see Proposal I above) is approved and implemented in determining whether to effect the Authorized Share Increase. The Board may determine to implement the Authorized Share Increase only, the Reverse Stock Split only, neither or both.

Effective Date

Delaware law and our Certificate of Incorporation require stockholder approval of the amendment effecting the Authorized Share Increase. If the amendment is approved by a majority of the outstanding shares entitled to vote thereon and our Board determines to proceed with the Authorized Share Increase, we will amend Article IV.A to increase the number of authorized Common Stock as described above. The Authorized Share Increase will become effective upon the filing of the Authorized Share Increase with the Delaware Secretary of State. The only change in our Certificate of Incorporation to effect the Authorized Share Increase would be the numeric change required to reflect the increase of the number of authorized shares of our Common Stock.

No Dissenters’ Rights

Our stockholders are not entitled to dissenters’ rights in connection with the Authorized Share Increase. Furthermore, we do not intend to independently provide our stockholders with any such rights.

Certain Risks Associated with the Authorized Share Increase

The Board believes that the Authorized Share Increase may enable the Company to have sufficient shares to settle conversions of the 2016 Notes and Series F Preferred Stock, rather than in cash. There are a number of risks associated with the Authorized Share Increase, including as follow:

•	The Board cannot predict the effect of the Authorized Share Increase upon the market price for our shares of Common Stock.
•	The Authorized Share Increase will dramatically increase the number of authorized shares of Common Stock. A large amount of available shares of Common Stock could have adverse consequences, including but not limited to if the price of our Common Stock continues to decrease, the number of shares of Common Stock required to settle the 2016 Notes and Series F Preferred Stock will continue to increase, and we may be required to issue a large number of shares of Common Stock to settle such conversions, which could massively dilute current stockholders, or if we run out of available authorized shares of Common Stock, we could be forced to make large cash settlement payments, for which we might not have sufficient available capital. See “What prior stock splits has the Company conducted and what effect did they have?” and “What dilutive effect will the Authorized Share Increase have?” above.
•	The Authorized Share Increase could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock.
•	If the Authorized Share Increase is approved we will have additional shares of Common Stock to settle our obligations under the 2016 Notes, Series F Preferred Stock, Series D Warrants, Series H Warrants and the Series G Warrants which will result in significant dilution to our stockholders. Additionally, such additional shares will be available for issuance pursuant to future potential equity financings of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE AUTHORIZED SHARE INCREASE.

PROPOSAL III — ADJOURNMENT PROPOSAL

Introduction

If at the Special Meeting the number of shares of Common Stock and Series F Preferred Stock present or represented and voting in favor of either the Reverse Stock Split and/or the Authorized Share Increase is insufficient to approve the Reverse Stock Split and/or the Authorized Share Increase, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Stock Split and/or the Authorized Share Increase.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split and/or the Authorized Share Increase. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split and/or the Authorized Share Increase have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Reverse Stock Split and/or the Authorized Share Increase and seek to convince the holders of those shares to change their votes to votes in favor of the Reverse Stock Split and/or the Authorized Share Increase.

What vote is required to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the voting shares (shares of Common Stock and Series F Preferred Stock voting together as a single class) present in person or by proxy at the Special Meeting votes FOR the proposal. Accordingly, abstentions and broker non-votes, if any, will be counted as votes AGAINST the Adjournment Proposal. No proxy that is specifically marked AGAINST the Reverse Stock Split and/or the Authorized Share Increase will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Why am I being asked to vote on the Adjournment Proposal?

The Board believes that if the number of shares of Common Stock and Series F Preferred Stock present or represented at the Special Meeting and voting in favor of the Reverse Stock Split and/or the Authorized Share Increase are insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the Internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the Internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

APPENDICES

APPENDIX A	Form of Proxy Card
APPENDIX B	Certificate of Amendment to Certificate of Incorporation regarding the Reverse Stock Split and Authorized Share Increase

By Order of the Board of Directors,

Ryan Ashton
President and Chief Executive Officer

February   , 2017

Whether or not you expect to attend the Special Meeting, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

APPENDIX A

PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION

GREAT BASIN SCIENTIFIC, INC.
420 E South Temple, Suite 520
Salt Lake City, UT 84111

SPECIAL MEETING OF STOCKHOLDERS, MARCH 3, 2017

(This Proxy is Solicited on Behalf of the Board of Directors)

The undersigned hereby appoints Ryan Ashton and Jeffrey Rona, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Great Basin Scientific, Inc. (the “Company”) held of record by the undersigned on January 31, 2017 at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064 at 1 p.m. Pacific Time, on March 3, 2017 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Special Meeting may be obtained by going to www.http://client.irwebkit.com/gbscience.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

HOLDERS OF COMMON STOCK SHOULD VOTE ONLY ON PROPOSALS 1, 2 AND 3.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
	FOR	AGAINST	ABSTAIN
To approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 (“Common Stock”), at a ratio between 1-for-1,700 and 1-for-2,000, to be effective upon a date on or prior to May 31, 2017, such ratio and date to be determined by the Company’s board of directors (the “Reverse Stock Split”).	☐	☐	☐
To approve an amendment to the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 1,500,000,000 shares to 3,000,000,000 shares to be effective on a date to be determined by the Company’s board of directors on or prior to May 31, 2017 (the “Authorized Share Increase”), such date to be determined by the Board.	☐	☐	☐
To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or the Authorized Share Increase (the “Adjournment Proposal”).	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

APPENDIX B

CERTIFICATE OF AMENDMENT
TO THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First.  The amendment to the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second.  The Seventh Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following after the first paragraph of Article IV.A:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Second.  Article IV.A of the Seventh Amended and Restated Certificate of Incorporation, as amended, is hereby amended to read as follows:

“The total number of shares of capital stock the Corporation is authorized to issue is Three Billion and Five Million (3,005,000,000) shares, consisting of Three Billion (3,000,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

Third.  Except as herein amended, the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, shall remain in full force and effect.

Fourth.  The Effective Time of this Amendment will be [    ] at 12:01 a.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [    ] day of [        ], 2017.

GREAT BASIN SCIENTIFIC, INC.

By:
Its: